Exhibit 99.2

M A C K - C A L I R E A L T Y C O R P O R A T I O N

For Immediate Release

MACK-CALI REALTY CORPORATION

REPORTS SECOND QUARTER 2019 RESULTS

Jersey City, New Jersey – August 7, 2019 – Mack-Cali Realty Corporation (NYSE: CLI) today reported its results for the second quarter 2019.

SECOND QUARTER 2019 HIGHLIGHTS

-	Reported net income (loss) of $(0.43) per diluted share for the quarter and net income of $2.24 per diluted share for the six months ended June 30, 2019;

-	Achieved Core Funds from Operations per diluted share of $0.40 for the quarter, narrows Core FFO Guidance to $1.58 - $1.66 per share;

-	Leased a total of 226,646 sq. ft. of commercial space, including 18,781 sq. ft. on the Waterfront, 195,383 sq. ft. class A suburban and suburban, and 12,482 sq. ft. non-core, growing Core portfolio office rental rates by 8.7% on a cash basis and 17.7% on a GAAP basis;

-	Core office portfolio was 79.8% leased, with the class A suburban portfolio at 92.5%, Suburban 79.4% and Waterfront 74.7% leased at June 30, 2019;

-	Roseland's 7,262-unit multifamily stabilized portfolio was 97.7% leased at June 30, 2019, with an average rent of $2,737 per unit;

-	Roseland’s 2018 deliveries totaling 1,212 units were 99.4% leased as of June 30, 2019, including the second quarter stabilization of Front Street in Worcester, MA;

-	Roseland's same-store portfolio, which has now grown to 5,673 units, experienced a 5.1% increase in NOI over second quarter 2018. Over the same period, revenues grew 4.4%, and expenses increased by 3.2%;

-	Closed a follow-on investment with the Rockpoint Group for up to $200 million in additional equity, $100 million of which was funded at closing;

-	Subsequent to quarter-end, the Envue, an Autograph Collection Hotel in Port Imperial, commenced operations, completing the dual-flag, 372-key hotel development in Weehawken, NJ and;

-	Declared $0.20 per share quarterly common stock dividend.

Michael J. DeMarco, Chief Executive Officer stated, “It was an excellent quarter for us in transactions involving financings, sales, acquisitions, equity raise, the Autograph Hotel opening, and in the multifamily business overall. The suburban portfolio is active with pockets of real strength. The waterfront has slowed in activity, which we largely attribute to New Jersey incentive program not being renewed. We expect the program will be reinstated shortly. We have started our next round of dispositions for early 2020, and our substantial construction portfolio is on time and on budget. Lastly, we are committed to our waterfront strategy, and our investors in the upcoming quarters can expect us to make substantial progress in executing that strategy fully. I look forward to discussing our results on the call on Thursday at 8:30 a.m.”

FINANCIAL HIGHLIGHTS

* All per share amounts presented below are on a diluted basis.

Net income (loss) available to common shareholders for the quarter ended June 30, 2019 amounted to $(22.1) million, or $(0.43) per share, as compared to $(1.3) million, or $(0.05) per share, for the quarter ended June 30, 2018.  For the six months ended June 30, 2019, net income available to common shareholders equaled $222.4 million, or $2.24 per share, as compared to $41.8 million, or $0.39 per share, for the same period last year.  The change in net income per share for the current quarter was driven by a non-cash redemption value adjustment as a result of the follow-on Rockpoint investment, as well as the loss of earnings associated with the Company's $791 million in asset sales over the last 12 months, and incremental costs associated with its proxy fight of approximately $0.04 per diluted share.  The net loss was offset by incremental leasing in both the office and residential portfolios.

Funds from operations (FFO) for the quarter ended June 30, 2019 amounted to $32.9 million, or $0.33 per share, as compared to $43.4 million, or $0.43 per share, for the quarter ended June 30 , 2018.  For the six months ended June 30, 2019, FFO equaled $72.5 million, or $0.72 per share, as compared to $78.7 million, or $0.78 per share, for the same period last year.

For the second quarter 2019, Core FFO was $40.0 million, or $0.40 per share, as compared to $45.2 million, or $0.45 per share for the same period last year.  For the six months ended June 30, 2019, Core FFO equaled $80.9 million, or $0.80 per share, as compared to $95.8 million, or $0.95 per share, for the same period last year.

OPERATING HIGHLIGHTS

Office

Mack-Cali’s consolidated Core office properties were 79.8 percent leased at June 30, 2019, as compared to 80.9 percent leased at March 31, 2019 and 83.2 percent leased at June 30, 2018 excluding the flex portfolio.

Second quarter 2019 same-store GAAP revenues for the office portfolio declined by 0.1 percent while same-store GAAP NOI fell by 0.6 percent from the same period in 2018. Second quarter 2019 same store cash revenues for the office portfolio declined by 4.3 percent while same store cash NOI fell by 7.3 percent from 2018.  Same store cash revenues and same store cash NOI exclude straight-line rent and FAS 141 adjustments. Second quarter 2019 office same store real estate tax expense was down 8.3 percent from 2018, primarily due to favorable tax savings in Jersey City and other key locations.

For the quarter ended June 30, 2019, the Company executed 18 leases at its consolidated in-service commercial portfolio, totaling 226,646 square feet. Of these totals, eight leases for 71,214 square feet (31.4 percent) were for new leases and ten leases for 155,432 square feet (68.6 percent) were lease renewals and other tenant retention transactions, including a lease extension and renewal for Ferraro U.S.A.

Rental rate roll-up for the Core portfolio for second quarter 2019 transactions was 8.7 percent on a cash basis and 17.7 percent on a GAAP basis.  Rental rate roll-up in the second quarter 2019 for new transactions was 9.1 percent on a cash basis and 17.6 percent on a GAAP basis; and for renewals and other tenant retention transactions was 7.6 percent on a cash basis and 17.8 percent on a GAAP basis.

Multifamily

Roseland's comparative stabilized operating portfolio was 97.7 percent leased (97.6 percent, excluding Front Street) at June 30, 2019, as compared to 96.3 percent at March 31, 2019. Same-store revenues increased by 4.4 percent while same-store net operating income increased by 5.1 percent for the second quarter 2019. With the stabilization of 1,212 units delivered in 2018, coupled with an active construction portfolio of 1,947 units and the recent hotel opening in Port Imperial, we envision continued growth in the Roseland portfolio and cash flow contribution.

Front Street, a 365-unit community in Worcester, Massachusetts achieved stabilization in the second quarter 2019 and is currently 99.5 percent leased.

TRANSACTION ACTIVITY

For the second quarter 2019, the Company completed a number of acquisitions, financings and non-core asset sales including the following:

•	On April 1, acquired Soho Lofts, a 377-unit residential community in Jersey City, NJ for $264.6 million. On June 24, the Company secured a $160 million mortgage on the newly acquired asset;

•	On May 10, completed the acquisition of land at 107 Morgan in Jersey City, NJ, for $67 million. At closing, the note on the land was retired for $46 million, leaving $21 million to fund from open 1031 exchanges and other sources;

•	On June 18, executed the disposition of 650 From Rd., Paramus, NJ, for a gross value of $42 million;

•	On June 28, closed a follow-on investment with Rockpoint Group for up to $200 million in additional equity, $100 million of which was funded at closing;

•	On June 28, secured a $30 million mortgage on Riverwatch, a 200-unit residential community in New Brunswick, NJ;

•	On August 5, the Company secured a $150 million mortgage on its 111 River office asset in Hoboken, NJ, and used the proceeds primarily to pay down unsecured corporate debt.

BALANCE SHEET/CAPITAL MARKETS

As of June 30, 2019, the Company had a debt-to-undepreciated assets ratio of 42.7 percent compared to 45.3 percent at December 31, 2018 and 44.6 percent at June 30, 2018.  Net debt to adjusted EBITDA for the quarter ended June 30, 2019 was 9.5x compared to 9.3x for the quarter ended December 31, 2018.  The Company's interest coverage ratio was 2.9x for the quarter ended June 30, 2019, compared to 3.1x for the quarter ended December 31, 2018.

DIVIDEND

In June 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 per common share (indicating an annual rate of $0.80 per common share) for the second quarter 2019, which was paid on July 12, 2019 to shareholders of record as of July 2, 2019.

GUIDANCE AND OUTLOOK

The Company is narrowing its Core FFO to $1.58 - $1.66 per diluted share for full year 2019 from its original Core FFO guidance of $1.57 - $1.67 per diluted share as follows:

Full Year
2019 Range
Net income (loss) available to common shareholders	$3.02	-	$3.10
Add (deduct):
Real estate-related depreciation and amortization on continuing operations	1.01
Redemption value adjustment to redeemable noncontrolling interest	0.22
Property impairments	0.06
Gain on change of control of interests	(0.14)
Gain on sale of investment in unconsolidated joint venture	(0.01)
Realized (gains) losses and unrealized losses on disposition of rental property, net	(2.66)
Gain (loss) on early extinguishment of debt, net	(0.02)
Severance and separation costs	0.02
Management contract termination costs	0.01
Land impairments	0.02
Proxy fight costs	0.04
New payroll tax consulting costs	0.01
Core FFO	$1.58	-	$1.66

2019 Guidance Assumptions	($ in millions)
	Revised
	Low	High
Office Occupancy (year-end % leased)	79%	83%
Office Same Store GAAP NOI Growth	(6)%	(2)%
Office Same Store Cash NOI Growth	(12)%	(8)%
Multifamily Same Store NOI Growth	1.75%	3.25%
Straight-Line Rent Adjustment & FAS 141 Mark-to-Market Rent Adjustment	$17	$25
Dispositions (Excluding Flex)	$165	$235
Base Building Capex	$8	$13
Leasing Capex	$66	$94
G&A (Net of Severance Costs)	$46	$50
Interest Expense	$95	$103
Topic 842	$2.5	$3.5

This guidance reflects management’s view of current market conditions and certain assumptions with regard to rental rates, occupancy levels and other assumptions/projections. Actual results could differ from these estimates.

CONFERENCE CALL/SUPPLEMENTAL INFORMATION

An earnings conference call with management is scheduled for August 8, 2019 at 8:30 a.m. Eastern Time, which will be broadcast live via the Internet at:

https://edge.media-server.com/mmc/p/y8wt9xro

The live conference call is also accessible by calling (323) 794-2423 and requesting the Mack-Cali conference call.

The conference call will be rebroadcast on Mack-Cali’s website at http://investors.mack-cali.com/corporate-profile beginning at 10:30 a.m. Eastern Time on August 8, 2019.

A replay of the call will also be accessible August 8, 2019 through August 15, 2019 by calling (719) 457-0820 and using the pass code, 5043183.

Copies of Mack-Cali’s second quarter 2019 Form 10-Q and Supplemental Operating and Financial Data are available on Mack-Cali’s website, as follows:

Second Quarter 2019 Form 10-Q:

http://investors.mack-cali.com/sec-filings

Second Quarter 2019 Supplemental Operating and Financial Data:

http://investors.mack-cali.com/quarterly-supplementals

In addition, these items are available upon request from:

Mack-Cali Investor Relations Department - Deidre Crockett

Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311

(732) 590-1025

INFORMATION ABOUT FFO

Funds from operations (“FFO”) is defined as net income (loss) before noncontrolling interests in Operating Partnership, computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from depreciable rental property transactions (including both acquisitions and dispositions), and impairments related to depreciable rental property, plus real estate-related depreciation and amortization. The Company believes that FFO per share is helpful to investors as one of several measures of the performance of an equity REIT. The Company further believes that as FFO per share excludes the effect of depreciation, gains (or losses) from property transactions and impairments related to depreciable rental property (all of which are based on historical costs which may be of limited relevance in evaluating current performance), FFO per share can facilitate comparison of operating performance between equity REITs.

FFO per share should not be considered as an alternative to net income available to common shareholders per share as an indication of the Company’s performance or to cash flows as a measure of liquidity.  FFO per share presented herein is not necessarily comparable to FFO per share presented by other real estate companies due to the fact that not all real estate companies use the same definition. However, the Company’s FFO per share is comparable to the FFO per share of real estate companies that use the current definition of the National Association of Real Estate Investment Trusts (“NAREIT”). A reconciliation of net income per share to FFO per share is included in the financial tables accompanying this press release.

Core FFO is defined as FFO, as adjusted for certain items to facilitate comparative measurement of the Company's performance over time. Core FFO is presented solely as supplemental disclosure that the Company's management believes provides useful information to investors and analysts of its results, after adjusting for certain items to facilitate comparability of its performance from period to period. Core FFO is a non-GAAP financial measure that is not intended to represent cash flow and is not indicative of cash flows provided by operating activities as determined in accordance with GAAP. As there is not a generally accepted definition established for Core FFO, the Company's measures of Core FFO may not be comparable to the Core FFO reported by other REITs. A reconciliation of net income per share to Core FFO in dollars and per share is included in the financial tables accompanying this press release.

ABOUT THE COMPANY

One of the country's leading real estate investment trusts (REITs), Mack-Cali Realty Corporation is an owner, manager and developer of premier office and multifamily properties in select waterfront and transit-oriented markets throughout the Northeast. Mack-Cali is headquartered in Jersey City, New Jersey, and is the visionary behind the city's flourishing waterfront, where the company is leading development, improvement and place-making initiatives for Harborside, a master-planned destination comprised of class A office, luxury apartments, diverse retail and restaurants, and public spaces.

A fully-integrated and self-managed company, Mack-Cali has provided world-class management, leasing, and development services throughout New Jersey and the surrounding region for two decades. By regularly investing in its properties and innovative lifestyle amenity packages, Mack-Cali creates environments that empower tenants and residents to reimagine the way they work and live.

For more information on Mack-Cali Realty Corporation and its properties, visit www.mack-cali.com.

The information in this press release must be read in conjunction with, and is modified in its entirety by, the Quarterly Report on Form 10-Q (the “10-Q”) filed by the Company for the same period with the Securities and Exchange Commission (the “SEC”) and all of the Company’s other public filings with the SEC (the “Public Filings”). In particular, the financial information contained herein is subject to and qualified by reference to the financial statements contained in the 10-Q, the footnotes thereto and the limitations set forth therein. Investors may not rely on the press release without reference to the 10-Q and the Public Filings.

We consider portions of this report, including the documents incorporated by reference, to be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, our future economic performance, plans and objectives for future operations and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” "target," “continue” or comparable terminology. Forward-looking statements are inherently subject to certain risks, trends and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.

Contacts:	Michael J. DeMarco	David Smetana	Deidre Crockett
	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation	Mack-Cali Realty Corporation
	Chief Executive Officer	Chief Financial Officer	Senior Vice President,
	(732) 590-1589	(732) 590-1035	Corporate Communications and Investor Relations
	mdemarco@mack-cali.com	dsmetana@mack-cali.com	(732) 590-1025
investorrelations@mack-cali.com

Mack-Cali Realty Corporation

Consolidated Statements of Operations

(In thousands, except per share amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
REVENUES	2019	2018	2019	2018
Revenue from leases	$116,784	$113,885	$239,799	$239,578
Real estate services	3,530	4,074	7,372	8,735
Parking income	5,563	5,757	10,504	11,084
Hotel income	2,094	-	2,377	-
Other income	2,490	2,873	4,658	6,159
Total revenues	130,461	126,589	264,710	265,556

EXPENSES
Real estate taxes	16,597	17,966	33,674	36,327
Utilities	7,456	7,555	17,907	20,059
Operating services	26,161	22,939	51,123	48,557
Real estate services expenses	3,979	4,360	8,245	9,296
Leasing personnel costs	542	-	1,284	-
General and administrative	16,427	13,455	29,020	29,540
Depreciation and amortization	49,352	41,413	97,398	82,710
Property impairments	5,802	-	5,802	-
Land impairments	2,499	-	2,499	-
Total expenses	128,815	107,688	246,952	226,489

OTHER (EXPENSE) INCOME
Interest expense	(23,515)	(18,999)	(48,289)	(39,074)
Interest and other investment income (loss)	515	641	1,339	1,769
Equity in earnings (loss) of unconsolidated joint ventures	(88)	(52)	(769)	1,520
Gain on change of control of interests	-	-	13,790	-
Realized gains (losses) and unrealized losses on disposition of rental property, net	255	1,010	268,364	59,196
Gain on disposition of developable land	270	-	270	-
Gain on sale of investment in unconsolidated joint venture	-	-	903	-
Gain (loss) from extinguishment of debt, net	588	-	1,899	(10,289)
Total other income (expense)	(21,975)	(17,400)	237,507	13,122
Net income (loss)	(20,329)	1,501	255,265	52,189
Noncontrolling interest in consolidated joint ventures	847	95	2,095	125
Noncontrolling interest in Operating Partnership	2,434	142	(25,246)	(4,741)
Redeemable noncontrolling interest	(5,006)	(2,989)	(9,673)	(5,788)
Net income (loss) available to common shareholders	$(22,054)	$(1,251)	$222,441	$41,785

Basic earnings per common share:
Net income (loss) available to common shareholders	$(0.43)	$(0.05)	$2.24	$0.39

Diluted earnings per common share:
Net income (loss) available to common shareholders	$(0.43)	$(0.05)	$2.24	$0.39

Basic weighted average shares outstanding	90,533	90,330	90,516	90,297

Diluted weighted average shares outstanding	100,523	100,598	100,825	100,607

Mack-Cali Realty Corporation

Statements of Funds from Operations

(in thousands, except per share/unit amounts) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss) available to common shareholders	$(22,054)	$(1,251)	$222,441	$41,785
Add (deduct): Noncontrolling interest in Operating Partnership	(2,434)	(142)	25,246	4,741
Real estate-related depreciation and amortization on continuing operations (a)	51,865	45,781	102,033	91,383
Property impairments	5,802		5,802	-
Gain on change of control of interests	-	-	(13,790)	-
Gain on sale of investment in unconsolidated joint venture	-	-	(903)	-
Realized (gains)/losses and unrealized losses on disposition of rental property, net	(255)	(1,010)	(268,364)	(59,196)
Funds from operations (b)	$32,924	$43,378	$72,465	$78,713

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	(588)	-	(1,899)	10,289
Severance/separation costs on management restructuring	-	1,795	1,562	6,847
Management contract termination costs	-	-	1,021	-
Land impairments	2,499	-	2,499	-
Gain on disposition of developable land	(270)	-	(270)	-
Proxy fight costs	4,171	-	4,171	-
New payroll tax consulting costs	1,313	-	1,313	-
Core FFO	$40,049	$45,173	$80,862	$95,849

Diluted weighted average shares/units outstanding (c)	100,523	100,598	100,825	100,607

Funds from operations per share/unit-diluted	$0.33	$0.43	$0.72	$0.78

Core funds from operations per share/unit diluted	$0.40	$0.45	$0.80	$0.95

Dividends declared per common share	$0.20	$0.20	$0.40	$0.40

Dividend payout ratio:
Core Funds from operations-diluted	50.20%	44.54%	49.88%	41.99%

Supplemental Information:
Non-incremental revenue generating capital expenditures:
Building improvements	$383	$723	$3,315	$2,389
Tenant improvements & leasing commissions (d)	$4,800	$17,939	$12,731	$22,407
Tenant improvements & leasing commissions on space vacant for more than a year	$4,216	$6,851	$7,698	$14,546
Straight-line rent adjustments (e)	$4,052	$(249)	$6,907	$2,493
Amortization of (above)/below market lease intangibles, net (f)	$1,058	$1,313	$2,095	$3,443
Amortization of stock compensation	$2,218	$783	$4,228	$3,440
Amortization of lease inducements	$279	$258	$583	$552
Non real estate depreciation and amortization	$511	$536	$1,050	$1,047
Amortization of deferred financing costs	$1,168	$1,145	$2,357	$2,241

(a)	Includes the Company's share from unconsolidated joint ventures of $3,025 and $4,903 for the three months ended June 30, 2019 and 2018, respectively, and $5,686 and $9,718 for the six months ended June 30, 2019 and 2018, respectively. Excludes non-real estate-related depreciation and amortization of $511 and $535 for the three months ended June 30, 2019 and 2018, respectively, and $1,050 and $1,046 for the six months ended June 30, 2019 and 2018, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See "Information About FFO" in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,866 and 10,213 shares for the three months ended June 30, 2019 and 2018, respectively, and 10,014 and 10,227 for the six months ended June 30, 2019 and 2018, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).
(d)	Excludes expenditures for tenant spaces that have not been owned for at least a year.
(e)	Includes free rent of $5,410 and $2,099 for the three months ended June 30, 2019 and 2018, respectively, and $10,242 and $8,474 for the six months ended June 30, 2019 and 2018, respectively. Also, includes the Company's share from unconsolidated joint ventures of $(96) and $(256) for the three months ended June 30, 2019 and 2018, respectively, and $(325) and $(694) for the six months ended June 30, 2019 and 2018, respectively.
(f)	Includes the Company's share from unconsolidated joint ventures of $0 and $27 for the three months ended June 30, 2019 and 2018, respectively, and $0 and $107 for the six months ended June 30, 2019 and 2018, respectively.

Statements of Funds from Operations (FFO) and Core FFO per Diluted Share

(amounts are per diluted share, except share counts in thousands) (unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss) available to common shareholders	$(0.43)	$(0.05)	$2.24	$0.39
Add (deduct): Real estate-related depreciation and amortization on continuing operations (a)	0.52	0.46	1.01	0.91
Redemption value adjustment to redeemable noncontrolling interests	0.19	0.04	0.22	0.07
Property impairments	0.06	-	0.06	-
Gain on change of control of interests	-	-	(0.14)	-
Gain on sale of investment in unconsolidated joint venture	-	-	(0.01)	-
Realized (gains) losses and unrealized losses on disposition of rental property, net	-	(0.01)	(2.66)	(0.59)
Noncontrolling interest/rounding adjustment	(0.01)	(0.01)	-	-
Funds from operations (b)	$0.33	$0.43	$0.72	$0.78

Add/(Deduct):
(Gain)/loss from extinguishment of debt, net	(0.01)	-	(0.02)	0.10
Severance/separation costs on management restructuring	-	0.02	0.02	0.07
Management contract termination costs	-	-	0.01	-
Land impairments	0.02	-	0.02	-
Proxy fight costs	0.04	-	0.04	-
New payroll tax consulting costs	0.01	-	0.01	-
Noncontrolling interest/rounding adjustment	0.01	-	-	-
Core FFO	$0.40	$0.45	$0.80	$0.95

Diluted weighted average shares/units outstanding (c)	100,523	100,598	100,825	100,607

(a)	Includes the Company’s share from unconsolidated joint ventures of $0.04 and $0.05 for the three months ended June 30, 2019 and 2018, respectively, and $0.09 and $0.10 for the six months ended June 30, 2019 and 2018, respectively.
(b)	Funds from operations is calculated in accordance with the definition of FFO of the National Association of Real Estate Investment Trusts (NAREIT). See “Information About FFO” in this release.
(c)	Calculated based on weighted average common shares outstanding, assuming redemption of Operating Partnership common units into common shares (9,866 and 10,213 shares for the three months ended June 30, 2019 and 2018, respectively, and 10,014 and 10,227 for the six months ended June 30, 2019 and 2018, respectively), plus dilutive Common Stock Equivalents (i.e. stock options).

Mack-Cali Realty Corporation

Consolidated Balance Sheets

(in thousands, except per share amounts) (unaudited)

	June 30,	December 31,
Assets	2019	2018
Rental property
Land and leasehold interests	$916,807	$807,236
Buildings and improvements	4,358,948	4,109,797
Tenant improvements	297,240	335,266
Furniture, fixtures and equipment	67,004	53,718
	5,639,999	5,306,017
Less – accumulated depreciation and amortization	(968,237)	(1,097,868)
	4,671,762	4,208,149
Rental property held for sale, net	-	108,848
Net investment in rental property	4,671,762	4,316,997
Cash and cash equivalents	60,638	29,633
Restricted cash	17,892	19,921
Investments in unconsolidated joint ventures	215,957	232,750
Unbilled rents receivable, net	93,324	100,737
Deferred charges, goodwill and other assets, net	258,663	355,234
Accounts receivable, net of allowance for doubtful accounts of $1,319 and $1,108	9,476	5,372

Total assets	$5,327,712	$5,060,644

Liabilities and Equity
Senior unsecured notes, net	$570,899	$570,314
Unsecured revolving credit facility and term loans	424,180	790,939
Mortgages, loans payable and other obligations, net	1,692,563	1,431,398
Dividends and distributions payable	21,722	21,877
Accounts payable, accrued expenses and other liabilities	202,830	168,115
Rents received in advance and security deposits	34,467	41,244
Accrued interest payable	8,631	9,117
Total liabilities	2,955,292	3,033,004
Commitments and contingencies

Redeemable noncontrolling interests	496,372	330,459

Equity:
Mack-Cali Realty Corporation stockholders’ equity: Common stock, $0.01 par value, 190,000,000 shares authorized, 90,553,357 and 90,320,306 shares outstanding	906	903
Additional paid-in capital	2,539,547	2,561,503
Dividends in excess of net earnings	(895,824)	(1,084,518)
Accumulated other comprehensive income (loss)	958	8,770
Total Mack-Cali Realty Corporation stockholders’ equity	1,645,587	1,486,658

Noncontrolling interests in subsidiaries:
Operating Partnership	181,296	168,373
Consolidated joint ventures	49,165	42,150
Total noncontrolling interests in subsidiaries	230,461	210,523

Total equity	1,876,048	1,697,181

Total liabilities and equity	$5,327,712	$5,060,644